Exhibit 10.10

“2005 – YEAR OF HOMAGE TO ANTONIO BERNI”

[coat of arms] Ministry of Federal Planning, Public Investments and Services Secretariat of Energy	[seal] COPY [illegible signature and seal] 1193	ANNEX

FINAL AGREEMENT FOR THE MANAGEMENT AND OPERATION OF

PROJECTS FOR THE RECONVERSION OF THE MEM UNDER THE SCOPE

OF RESOLUTION 1427/2004 ISSUED BY THE SECRETARIAT OF ENERGY

On October 17, 2005, the Argentine Secretary of Energy, Engineer Daniel CAMERON, on behalf of the Argentine Government (hereinafter, the “Secretariat”) and the undersigning companies (hereinafter collectively referred to as the “Generators”) hold a meeting with the aim of entering into this FINAL AGREEMENT FOR THE MANAGEMENT AND OPERATION OF PROJECTS FOR THE RECONVERSION OF THE WHOLESALE ELECTRICITY MARKET UNDER THE SCOPE OF RESOLUTION 1427/2004 ISSUED BY THE SECRETARIAT OF ENERGY (hereinafter the “Agreement”) for managing the commissioning of two 800 MW Combined Cycle Plants for the Reconversion Process of the Wholesale Electricity Market (the Secretariat and the Generators will be collectively referred to as the “Parties” and individually and alternatively as a “Party”).

Section 1 - Subject Matter

The Agreement is the successor of the DEED OF ADHERENCE FOR THE RECONVERSION OF THE WHOLESALE ELECTRICITY MARKET (hereinafter, the “Deed”), fully in accordance with article 1 of Resolution No. 1,427 issued by the Secretariat of Energy on December 6, 2004, and its purpose is to establish the framework to initiate the Wholesale Electricity Market (MEM, acronym in Spanish for “Mercado Eléctrico Mayorista”) Reconversion Process under the terms and conditions of the Agreement.

Section 2 - Scope

The Agreement establishes the commitment assumed by the Generators to build TWO (2) Combined Cycle power plants of at least 800 MW each (hereinafter, the “Plants” or individually and alternatively the “Plant”) to be installed in the vicinity of the towns of Campana or Rodríguez or Rosario, indistinctly, and to be electrically linked to the Transformer Stations with the same names and whose technical characteristics are detailed in Exhibit I to the Agreement, which are to provide the power therein generated during 10 years as from the commissioning of the Plants, to the MEM under a power supply agreement to be entered into with COMPAÑÍA ADMINISTRADORA DEL MERCADO MAYORISTA ELÉCTRICO SOCIEDAD ANÓNIMA (hereinafter “CAMMESA”), for and on behalf of the Argentine Government, according to the general guidelines laid down in Exhibit II (hereinafter, the “Supply Agreement”), with the aim of reducing the risk of lack of supply and damages to the usual safety and quality of the electrical system, thus ensuring the MEM reconversion.

Section 3 - Basic Guidelines

The Parties agree that:

The Generators will organize two Generating Companies (hereinafter, the “Generating Companies”) within THIRTY (30) business days following the date of execution of the Agreement. Each of the Generating Companies will be responsible for managing the purchase of the equipment and for the construction, operation, and maintenance of each one of the Plants to be installed, whose assets shall be transferred to them free of charge upon termination of the Supply Agreement.

“2005 – YEAR OF HOMAGE TO ANTONIO BERNI”

[coat of arms] Ministry of Federal Planning, Public Investments and Services Secretariat of Energy	[seal] COPY [illegible signature and seal] 1193	ANNEX

The Generating Companies shall be made up by at least two (2) private Agents, provided that the credits committed by them reach a minimum combined participating interest of THIRTY PERCENT (30%) with respect to the total minimum committable credits, pursuant to Article 4 (c) of Resolution No. 406 issued by the SECRETARIAT OF ENERGY on September 8, 2003, during the entire period from January 2004 to and including December 2006, considering for calculation purposes the values reported by CAMMESA in Note No. B-26017-1 dated September 10, 2004 and as stipulated in Resolution 1427/2004 issued by the Secretariat of Energy.

Should any shareholding interest be offered by other MEM non-private Agent creditors, once such shareholding interest becomes effective, as stated in Section 4 hereof, the original shareholders that organized the Generating Companies will be required to transfer to those creditors their corresponding pro rata shareholding interest, which will also represent the same proportional share of capital and votes.

The determination of that shareholding interest will become effective as from the moment the Plants are authorized to operate commercially, taking into account the funds contributed by each of the parties, and considering the provisions contained below with respect to the contribution made by the Argentine Government over the total funds allocated to the construction and commissioning of the respective Plants.

To manage the purchase of the equipment, and the construction, operation and maintenance of the Plants, two Trusts will be created under the scope of CAMMESA, for and on behalf of the Argentine Government, which will have the responsibility for conducting the economic and financial management of the funds committed and will remain in effect until the termination of the Supply Agreement, i.e. for a term of 10 years as from the commercial commissioning of the Plants, at which time the Trusts will be terminated as detailed in Exhibit IV to the Agreement.

Such Trusts will receive, in equal shares, the resources accumulated in the FUND FOR INVESTMENTS NEEDED TO INCREASE THE SUPPLY OF ELECTRIC POWER IN THE WHOLESALE ELECTRICITY MARKET (hereinafter “FONINVEMEM”, acronym in Spanish for “Fondo para Inversiones Necesarias que permitan incrementar la Oferta de Energía Eléctrica en el Mercado Eléctrico Mayorista”), to which the contributions defined below will be added.

To honor the payment commitments arising from the acquisition of equipment and the costs resulting from the operation and maintenance of the Plants, the Trusts will receive:

During the construction stage:

•	The capital of the Argentine Government allocated to the settlement of the following Sales Settlements with Expiration Date to be Established (hereinafter “LVFVD”, acronym in Spanish for “Liquidaciones de Venta con Fecha de Vencimiento a Definir”).

•	The LVFVDs offered by the MEM Private Agent Creditors for the creation of the FONINVEMEM and which were approved by Article 1 of Resolution No. 3 issued by the SECRETARIAT OF ENERGY on January 5, 2005 and Articles 1 and 2 of Resolution No. 771 issued by the SECRETARIAT OF ENERGY on May 27, 2005.

•	LVFVDs equivalent to SIXTY-FIVE PERCENT (65%) of the LVFVDs from MEM Private Agent Creditors who have not agreed to the creation of the FONINVEMEM.

“2005 – YEAR OF HOMAGE TO ANTONIO BERNI”

[coat of arms] Ministry of Federal Planning, Public Investments and Services Secretariat of Energy	[seal] COPY [illegible signature and seal] 1193	ANNEX

•	Such additional funding as may be committed by the Generating Agents.

•	The contribution of other investors.

•	The financing of banks, etc.,

•	The financing of suppliers of equipment and associated facilities,

•	The contribution made by the Argentine Government, in addition to the contributions mentioned above, to the extent of the total amount of the investment required for the construction of the Plants, which, by decision of the Secretariat, may be constituted out of the resources derived from a tariff charge assigned to the MEM Demanding Agents.

The incorporators of each Generating Company shall recognize in favor of the Argentine Government, once the Supply Agreement has been terminated, a shareholding interest in favor of the Argentine Government in the relevant Generating Company in proportion to the contribution made by the Argentine Government over the total of contributions and/or funding required to build the respective Plant.

During commercial operation:

•	The proceeds from the Supply Agreement executed with the MEM, as applicable.

•	The credit for sales in the Spot Market and/or Term Market corresponding to the Plants.

•	The physical assets making up all the facilities of the Plants (the Combined Cycles and complementary facilities required for their proper operation).

•	Any guarantees granted by contractors, subcontractors and suppliers of equipment, works or services according to supply and/or services agreements entered into by the Generating Companies.

•	The performance bonds concerning the delivery of electric power committed under the Supply Agreement granted by the Generating Companies.

•	The shares of the Generating Companies given as collateral for the true fulfillment of the responsibilities assumed.

•	The rights of use, both of the contract Natural Gas and the firm transportation capacity thereof, until termination of the relevant electric power supply agreement.

•	The revenues as firm transportation costs of Natural Gas for the Plant in question.

The Generating Companies will put out to tender simultaneously and in the name of FONINVEMEM or the Trusts, as it may result from the structure finally devised, the construction and maintenance of the Plants. This invitation to tender will be conducted in private and monitored by the Secretariat.

The equipment acquired through the management of the Generating Companies will be an asset of the Trusts until their termination, at which time the ownership of the relevant capital stock will be transferred to such Companies, free of charge.

“2005 – YEAR OF HOMAGE TO ANTONIO BERNI”

[coat of arms] Ministry of Federal Planning, Public Investments and Services Secretariat of Energy	[seal] COPY [illegible signature and seal] 1193	ANNEX

The Supply Agreement to be executed with the MEM will establish a consideration that will include, in addition to all fixed and variable costs incurred in the normal operation and maintenance of the Plants, which will be agreed in advance with the Secretariat upon execution of the Supply Agreement, a fee for the management therein committed (hereinafter, the “Management Fee”), in US$/MWh, whose amount will be defined in due course with the support of the Advisory Group.

The Management Fee shall be the sole compensation to be received by the relevant Generating Company for the management of the Plant in question, after having honored all payment obligations, whether they are related to operating, maintenance and fuel costs, or to financial debt commitments, as provided in Section 4 of this Agreement, through the Trusts created for that purpose, pursuant to the provisions of the preceding paragraphs.

To ensure the supply of electric power to the MEM, as provided for under the Supply Agreement, the Generating Companies shall have a firm supply of Natural Gas (hereinafter the “Gas Agreement”), according to the general guidelines laid down in the Exhibit III, and a Natural Gas Firm Transportation Agreement for the volume specified in that Exhibit, which will be managed and administered in accordance with the current regulations issued for that purpose by the Secretariat.

The price of the Supply Agreement will include the fuel costs, as provided for in the Gas Agreement, and any other fixed and variable operation and maintenance costs approved by the Secretariat upon execution of the Supply Agreement. The fuel cost will not include the cost of firm transportation of Natural Gas, which will be borne by all Demanding Agents of the MEM, through a specific charge, and paid by the respective Trusts.

The cost of the Supply Agreement will also include, without prejudice to the foregoing, any charges as may be necessary to repay the debt acquired from financial investors of the Plants and payments to creditors with LVFVDs who have or have not executed the Deed.

Section 4 - Compensation to and Rights of the Agents with LVFVDs and those who make extra MEM capital contributions (investments) or funding to FONINVEMEM.

a)	The agents who are holders of LVFVDs, who have executed the Agreement, and who make up the Generating Companies, will be entitled to:

1.	A shareholding interest in the Generating Companies equivalent to that which their LVFVDs represent over the total of Capital involved.

2.	Receive, as from the moment the Plants are authorized to operate commercially, and in 120 equal and consecutive installments, the repayment of their credits represented by the LVFVDs, once the item stipulated in Article 3 of Resolution No. 406/03 issued by the Secretariat of Energy has been added, and converted into US dollars (US$), all as of that date. This capital will have an annual return equivalent to that obtained by applying a rate equal to LIBOR plus 1% per annum.

b)

The agents who are holders of LVFVDs and who have executed the Deed only and have expressed their consent thereto according to the calls made through Resolutions 1427/04, 622/05 and 751/05 issued by the Secretariat of Energy, shall be entitled to receive, as from the moment the Plants are authorized to operate commercially, and in 120 equal and consecutive installments, the repayment of their

“2005 – YEAR OF HOMAGE TO ANTONIO BERNI”

[coat of arms] Ministry of Federal Planning, Public Investments and Services Secretariat of Energy	[seal] COPY [illegible signature and seal] 1193	ANNEX

credits represented by the LVFVDs, once the item stipulated in Article 3 of the Resolution No. 406/03 issued by the Secretariat of Energy has been added, and converted into US dollars (US$), all as of that date. This capital will have an annual return equivalent to that obtained by applying a rate equal to LIBOR plus 1% per annum.

c)	The agents who are holders of LVFVDs and who are not covered by any of the above paragraphs shall be entitled to receive, as from the moment the Plants are authorized to operate commercially, and in 120 equal and consecutive installments as from the moment the Plants are authorized to operate commercially, the repayment of their credits represented by the LVFVDs and the provisions stipulated in Article 3 of Resolution No. 406/03 issued by the Secretariat of Energy shall apply on each date of payment.

d)	The extra MEM capital contributors (investors), including, among them, the Argentine Government for the funds allocated to that end, who have a shareholding interest in the generating companies, shall be entitled to:

1.	The shareholding interest to which they are entitled as a result of their contributions over the total Capital involved in the Generating Companies, taking into account that the Argentine Government will receive the shares upon termination of the Supply Agreement, as set forth in Section 3 of the Agreement.

2.	Receive, as from the moment the Plants are authorized to operate commercially, and in 120 equal and consecutive installments, the repayment of the amount subscribed, and in the case of the Argentine Government the contribution made converted to US Dollars (US$) as of that date, plus an annual return equivalent to that obtained by applying a rate equal to LIBOR plus 1% per annum.

e)	The extra MEM contributors who have exclusively provided financing for the construction of the Plants, such as the suppliers of equipment and/or facilities for the Plants, shall be entitled to receive, on a monthly basis, and once the Plants are authorized to operate commercially, the payment for the financing provided under the terms accepted in each case.

f)	The contributors who have exclusively provided financing for the construction of the plants, such as other MEM agents who are not covered by the preceding paragraphs, shall be entitled to receive, as from the moment the Plants are authorized to operate commercially, and in 120 equal and consecutive installments, the repayment of the amount contributed converted to US Dollars (US$), plus a return equivalent to that obtained by applying a rate equal to LIBOR plus 1% per annum.

In all cases, it will be possible to transfer the rights (certificates) that each of the contributors owns over the FONINVEMEM funds and/or the shareholding interest to which they are entitled, and the rest of the investors will in such event have a right of first refusal to acquire any of them. The Secretariat will be informed before any transfer is effected, and may oppose to any such transfer based on reasonable grounds.

Section 5 - Advisory Group

The Secretariat will create an Advisory Group under its authority, which will be in office until the coming into commercial operation of the last piece of equipment to be installed.

“2005 – YEAR OF HOMAGE TO ANTONIO BERNI”

[coat of arms] Ministry of Federal Planning, Public Investments and Services Secretariat of Energy	[seal] COPY [illegible signature and seal] 1193	ANNEX

This Advisory Group will lay down the basic guidelines of the topics listed below, and the Generators will make up a Technical Group that will be responsible for preparing the listed documents, which will be endorsed by the Secretariat through the relevant regulations.

I.	During the project stage, the Advisory Group will advise the Secretariat on all tasks required to be performed for the supervision of the project management, including, without limitation:

a.	The Electric Power Supply Agreement.

b.	The General Aspects of the Natural Gas supply agreement and its complementary firm transportation agreement.

c.	The design of the Trusts and other instruments required to deal with the construction stage, commercial operation, and transfer of title.

d.	The design of the guarantees or bonds to be granted by the Companies and by the MEM.

e.	General terms and conditions of the bidding specifications.

f.	Contract with Generating Companies for the Operation and Maintenance of the Plants.

II.	During the bidding stage, the Advisory Group will:

a.	Monitor the bidding process.

b.	Inform the Secretariat about its development.

III.	During the construction stage of the Plants, the Advisory Group will perform all the actions necessary to verify compliance with schedules, construction progress and deadlines, and must at least:

a.	Check that payments are made through the procedures defined in this Agreement.

b.	Check that deadlines are met and inform the Secretariat about the deviations from the established schedules.

c.	Verify compliance with the regulations applicable to the activity.

d.	Check the coming into Commercial Operation of each Plant.

In the event any breach of the commitments assumed in this Agreement on the part of the Generating Companies is detected, the Advisory Group will be responsible for reporting on such a situation to the Secretariat so that it may proceed with the enforcement of the guarantees provided.

The Advisory Group may engage the services of companies with recognized reputation and experience in the specific contract field (legal, economic, financial, accounting, technical and other fields) that may be required in each project stage.

The resources required by the Advisory Group for its operation will be the minimum consistent with the responsibilities previously set out and will be allocated by the Secretariat and deductible from the funds transferred to the Trusts and/or the FONINVEMEM. It will be considered that the essential tasks to be performed to work out the details of the bidding terms and conditions and contract documents with the suppliers of equipment and/or services will be the responsibility of the Technical Group referred to in this Agreement.

“2005 – YEAR OF HOMAGE TO ANTONIO BERNI”

[coat of arms] Ministry of Federal Planning, Public Investments and Services Secretariat of Energy	[seal] COPY [illegible signature and seal] 1193	ANNEX

Section 6 - Commitments and Responsibilities of the Parties.

As defined in the preceding paragraphs, the Secretariat will issue the detailed Resolutions that will make it possible to structure the Agreement for the management of plants and the allocation of the rights (certificates) that each of the contributors may have depending on the LVFVDs committed by the Generators. Moreover, the Parties will take on the following commitments:

a)	The Secretariat shall:

•	Ensure the collection of credits generated by the Supply Agreement with the MEM.

•	Make adaptations to the regulatory-legal framework to facilitate the procedures for any contracts and procurements required by the Plants, as well as the recognition of fixed and variable costs incurred for the normal operation of the Plants, as previously agreed upon with the Secretariat under the Supply Agreement.

•	Include in that legal framework the aspects necessary to facilitate the procedures for entering into fuel supply agreements, as required for the operation of the Plants, which must be in force as of the date of execution of the agreements for the provision of the generator sets to be used in the Plants.

•	Enact the regulations required for the inclusion in the operation of the MEM of the Supply Agreement for a period of 10 years, as from the date of coming into commercial operation of the Plants. The general guidelines of such agreement are attached to this Agreement as Exhibit II.

•	Transfer the relevant part of the resources that the NATIONAL STATE may contribute for the settlement of the LVFVDs referred to in paragraph c) of Resolution 406 issued by the SECRETARIAT OF ENERGY on September 8, 2003, as clarified by Resolution No. 943 issued by the SECRETARIAT OF ENERGY on November 27, 2003, during the period from January 2004 to and including December 2006, to FONINVEMEM in order to build the Plants that will make the reconversion of the MEM possible, considering, for the purposes of calculating the contribution to be made by each creditor agent during that period, that no changes are made to the power contracted by each generator in the Term Market for May-July 2004, as well as the contributions made by the Argentine Government to complete those mentioned above made by the Generators or other financial agents until the total amount of the investment required for the construction of the Plants is reached.

•	Favor the development of transitional arrangements granting a tax treatment intended to stimulate investments in the Plants to be built, such as:

•	A “turnkey plant” import system for equipment, goods and materials necessary for the construction of the Plants, including import duty and tax exemptions, similar to the one set up by Resolution No. 857/94 and 502/95 issued by the Ministry of Economy and Public Works and Services (repealed and amended by Resolution 256/2000 issued by the Ministry of Economy).

“2005 – YEAR OF HOMAGE TO ANTONIO BERNI”

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•	The allocation of a VAT refund quota computable during the construction of the Plants according to Law 25,924.

•	A tax system of accelerated capital amortization without this involving the application of the equalization tax established in article 69.1 of the Income Tax Law.

•	Foster, before the Provincial States with jurisdiction, transitional arrangements for exemption of any Stamp Tax that could be applicable due to the activity conducted by the Generating Companies, effective until the expiration of the Supply Agreement.

•	Foster a National Executive Decree to approve the Deed of Adherence and the provisions contained in this Agreement, and to state that the contract cost will be part of the seasonal price and that the cost of firm transportation of Natural Gas will be payable by all the MEM.

•	Create, under its scope, the Advisory Group, pursuant to the guidelines set forth in Section 5 of this Agreement.

b)	The Generators shall:

•	Create the Generating Companies within THIRTY (30) business days following the execution date of the Agreement so that they monitor and conduct, for and on behalf of the respective Trusts, the process for purchasing the equipment, and the construction, operation and maintenance of each of the Plants to be installed; all of this during the term of the Supply Agreement.

•	Manage the construction and coming into commercial operation of the Plants for MEM reconversion on the required dates.

•	Ensure the availability of additional funds that might have been committed in due course as required by the disbursement schedule of the works and payment commitments made vis-à-vis the suppliers.

•	Ensure the coming into commercial operation of the Plants according to the commitment acquired between the Parties and the schedule to be established below, as well as the execution of the fuel and input supply agreements for the normal operation of the Plants, including their availability, and their production during the effective term of the Supply Agreement.

Section 7 - Governing Law

This Agreement will be governed by the laws of the Republic of Argentina.

Section 8 - Termination

This Agreement will cease to be effective, considering that the private Agent creditors have desisted from subscribing this Agreement, if any of the following events occur:

a)	The Secretariat regards as insufficient the total LVFVDs committed under this Agreement by the agents who signed the DEED OF ADHERENCE FOR THE MEM RECONVERSION, in accordance with the acceptance of their proposals as set forth in Article 1 of Resolution 3/2005 and Article 1 of Resolution 771/2005, both issued by the Secretariat of Energy.

“2005 – YEAR OF HOMAGE TO ANTONIO BERNI”

[coat of arms] Ministry of Federal Planning, Public Investments and Services Secretariat of Energy	[seal] COPY [illegible signature and seal] 1193	ANNEX

b)	The Parties are unable to agree on the value of the Management Fee.

c)	In the event of breach by any of the Parties of their obligations under this Agreement.

d)	When the Parties so agree.

In case the Generators fail to submit, within the period provided for in Section 3, proof of the creation of the Generating Companies, or if any of the events set forth in the preceding paragraphs occurs, the Secretariat may put out to an open tender (admitting the participation of the MEM generators or any other potential eligible interested investor) for the lowest price, an Electric Power supply agreement to be executed with the MEM, according to the general guidelines described in Exhibit V, allowing bidders to make a capital contribution that contemplates LVFVDs (either owned and/or acquired), plus additional capital, giving preference to the contribution of LVFVDs over the one obtained as a result of the contribution of new capital. The Successful Tenderer(s) shall commit themselves to build the two Combined Cycle plants of at least 800 MW each, to be installed in the towns of Campana/Rodriguez and Rosario, and whose technical characteristics are detailed in Exhibit I.

Section 9 – Schedule

ITEM	DEADLINE
Issuance of detailed documentation referred to in Section 5 of this Agreement.	2/1/2006
Execution of agreements (order to proceed) for the construction of the plants under this Agreement	6/1/2006
Coming into commercial operation of the Combined Cycle Gas Turbines.	12/1/2007
Coming into commercial operation of the full Combined Cycles, at full load	6/1/2008

“2005 – YEAR OF HOMAGE TO ANTONIO BERNI”

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ANNEX

EXHIBIT I

General Characteristics of the Plants to be built

Number of plants to be built: 2 (two)

Technology:

Combined cycle, with two gas turbines and one steam turbine, including supplementary firing if necessary to provide the required rated output, allowing the operation of each gas turbines in Open Cycle mode (i.e., with a bypass stack or other equipment allowing such operation).

Moreover, the following conditions will be met:

•	The turbine hot gas duct will have a bypass stack, including the equipment required to ensure the safety of works in the boiler and the full operation of the turbogas units.

•	The steam bypass will be such (~100%) that it will enable operation during at least 6 hours.

•	All the current applicable standards concerning noise emission, environmental conditions and other technical requirements for the normal operation of the plant shall be observed.

Nominal Power:

At least 800 MW (eight hundred megawatts).

Specific consumption:

Less than 1600 Kcal/KWh (one thousand six hundred kilocalories per kilowatt hour).

Fuel:

Natural Gas. The use of an alternative fuel will be allowed.

Storage capacity of alternative fuel:

At least 90 h (ninety hours) of operation at maximum power.

Location:

Rosario, Campana or Rodríguez.

Availability required:

- 98.5% for the GT.

- 90% for the Combined Cycle.

NOTE: The rest of the technical characteristics will be determined in the documents to be issued in accordance with the provisions of Section 5 of the Agreement.

“2005 – YEAR OF HOMAGE TO ANTONIO BERNI”

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EXHIBIT II

General terms and conditions of the Electric Power Supply Agreement

Contract Structure:

The agreement will be executed with the MEM under a monomial price obtained in accordance with the provisions below, establishing the prices to be paid for Energy and Power in full agreement with the Procedures.

Power Committed:

80% of output capacity, constant load curve.

Delivery Point:

System Load Center (CCS, acronym in Spanish for “Centro de Cargas del Sistema”)

Term of the Contract:

10 years

Breaches:

Penalties for the Generator in case it is unavailable, regardless of whether there are any energy shortages in the MEM.

In the case of unavailability of the associated power, without a shortage in the MEM, the Generator will bear the higher costs representing the acquisition in the Spot Market of the electric power needed to cover their contractual commitments.

If, in addition to the unavailability referred to above, there occurs a situation of shortage in the MEM, the Generator shall pay, in addition, the equivalent of the cost of failure associated with the seriousness of the projected deficit as a penalty for failure to fulfill its contractual obligations.

No payment will be made for electric power that was not supplied.

If due to persistent events as those stated above, the Supply Agreement fails to allow the collection in the MEM of the amounts necessary to satisfy the disbursements committed to be made through the Trusts in accordance with the provisions of this Agreement (Section 4 and related provisions), and the guarantees granted by the Generating Companies fail to meet that purpose, the amounts to be paid by those Trusts to the shareholders with corporate rights on such Companies and, ultimately, the shares owned by them, will thus become affected.

Consideration

The sum of the costs to be incurred in the normal operation and maintenance of the Plants, which will be agreed in advance by the Generating Companies with the Secretariat, plus the monthly amounts required to make the relevant payments with the funding commitments assumed for the construction and coming into commercial operation of the Plants, in accordance with the provisions stipulated in Article 4 of the Agreement, will constitute the consideration of the Supply Agreement. The management fee will be added to these items, as set forth in the Basic Guidelines stipulated in Article 3 of the Agreement. Based on the above, the items that make up the price of the Supply Agreement are as detailed below:

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•	An amount, expressed in US$/MWh, necessary to cancel the financial debt payment obligations with MEM Generating Agents, according to the provisions of Section 4, paragraphs a) and b) of the Agreement.

•	An amount, expressed in $/MWh, necessary to cancel the financial debt payment obligations with MEM creditor Agents, according to the provisions of Section 4, paragraph c) of the Agreement.

•	An amount, expressed in US$/MWh or $/MWh as appropriate according to the funding contribution, to cancel the financial debt payment obligations assumed with extra-MEM financial investors, according to the provisions stipulated in Article 4, paragraphs d), e) and f) of the Agreement.

•	Cost of fuel, in US$/MWh or $/MWh, as appropriate, which will not include the cost of Firm Transportation of Natural Gas.

•	Operation and maintenance costs, in US$/MWh.

•	Other fixed and variable costs, in US$/MWh, to be recognized as set forth by Articles 1 and 2 of Resolution 703/2003 issued by the Secretary of Energy up to the MEM reconversion and, once declared, in accordance with the provisions of Annex 13 of the Procedures.

•	Management Costs, in US$/MWh, according to the provisions of Section 3 of this Agreement.

Adjustments to the Price of the Supply Agreement:

It will be adjusted throughout the contractual period based on the variation in the price of fuel and changes in the LIBOR rate and/or the return obtained by CAMMESA in its financial investments, as appropriate, on the debt items detailed in the previous paragraph, as set forth in Section 4 of the Agreement. Such price will not include national and/or provincial duties, contributions or taxes payable by the demand.

Payment period:

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EXHIBIT III

General Characteristics of the Natural Gas Supply Agreement

Contract Structure:

Firm contract between a gas producer and the Generating Company.

Volume:

Contract daily quantity of 3.6 MMm3/day + the relevant gas retained.

Obligations of the parties:

70% take-or-pay and 100% delivery-or-pay

Effective Term:

10 years + test period

Delivery Point:

Argentine Natural Gas Trunk Transportation System.

Price and Commercial Terms:

To be defined. Right to resell the unused product to a third party.

Price Adjustment:

According to the origin of the product, to be defined.

Guarantees:

Guarantees of gas supplier:

•	Penalties for non-compliance with the DOP commitment included in the sales contract (equivalent to the higher costs for operating with an alternative fuel or the cost of producing the equivalent energy in the MEM, as appropriate according to the operation performed by the generating unit).

Guarantees by the purchaser:

•	TOP to be credited against the trust.

Idem MEM (Chapter 5 of the Procedures)

Guarantees:

By the Argentine Government:

•	Billing of the Electric Power delivered under the agreement with the MEM through the operation of the Trust.

•	Transfer of main fuel (Natural Gas), O&M, and non-fuel costs agreed with the Secretariat under the Supply Agreement.

•	Free availability of revenues for having conducted the management, provided that the commitments assumed and guarantees listed below are duly fulfilled.

By the Generating Companies:

•	The coming into commercial operation of the equipment, as committed (related to penalties and rewards due to compliance with the dates of I/O).

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•	The execution of contracts for the supply of fuel and any inputs needed for the normal operation of the new equipment.

•	The availability of equipment and its production during the effective term of the Electric Power Supply Agreement.

•	The payment, through the Trust, of the obligations assumed with the various sources of financing, as set forth in Section 4 of the Agreement.

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EXHIBIT IV

General Characteristics of the Trusts to be Created

Creation, Securitization and Effectiveness:

A Collateral and/or Management and/or Financial Trust will be created. The Trustee will be a banking institution authorized by the Central Bank of the Republic of Argentina (BCRA, for its acronym in Spanish) or a company authorized by the Argentine Securities Commission (CNV, for its acronym in Spanish) (Financial Trusts Register).

The beneficiaries will be the holders of “Certificates of Participation” granted on the basis of the contribution made in LVFVDs and/or fresh funds and/or equipment.

The Trust will be extended until completion of the payments that need to be made to ensure the repayment of investments.

Guarantees:

The guarantee of payment is made up, during the construction, of the funds raised and the equipment purchased, and during the operation, the Supply Agreement.

Responsibilities:

The Generating Company is the one that manages for and on behalf of the Trust the purchase of the equipment, and the construction, operation and maintenance of the Plants.

Each month, the Trust will disburse the relevant payment of debt, whose financial cost was included in the Contract price (cost of capital).

In addition, it will pay the fuel suppliers, and the Operation and Maintenance costs of the Plants, as well as the Management Fee to the Company with respect to each of the Plants.

Ownership and Termination:

The equipment will be an asset of the Trust until the expiration of the period of repayment of the debts incurred (10 years).

Once the term of the Supply Agreement established in this Agreement has been terminated, and the debts with the investors have been paid during its 10-year term, the share ownership of the assets committed to the Trusts shall be transferred to the Generating Company, provided that the Argentine Government has received the shares to which it is entitled according to the contribution made in the relevant company, in accordance with the guidelines laid down in this Agreement.

“2005 – YEAR OF HOMAGE TO ANTONIO BERNI”

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EXHIBIT V

General Bidding Terms

General Guidelines:

In the event that no agreement is reached with the Generating Agents included in Resolutions No. 3/2005 and 771/2005 issued by the Secretariat of Energy, for the management of the construction of the equipment necessary for the MEM reconversion, the Secretariat of Energy will proceed to put out to a national and international tender the award of two (2) supply agreements of 640 MW each, with the obligation of the successful tenderer/s to build two (2) Combined Cycle plants according to the specifications defined in Annex I.

Bidding Process

Participants

The following parties are eligible to participate in the bidding process:

•	MEM agents included in Res. No. 3/2005 and 771/2005 issued by the Secretariat of Energy (Agents that Agreed to participate)

•	Other MEM Agents

•	Extra MEM Investors

•	Equipment Suppliers

•	Others.

Form of the Tenders

•	Installation cost: [US$/MWh]

•	Gross Mean Specific Consumption: CEMB (acronym in Spanish for “Consumo Específico Medio Bruto”) [kcal/KWh]

•	Number of LVFVDs: [$] contributed

•	Capital Contribution: [US$]

•	O&M Costs: [US$/MWh]

•	Other costs: [US$/MWh]

Argentine Government participation in project financing.

The Argentine Government will provide the funds accrued in the FONINVEMEM, which are committed to the implementation of the projects, and those needed to complete any amounts required by each of the projects.

Award

The comparison of bids will be carried out by weighting the capital contributions made by each bidder according to the following order of preference:

1) the contributions made in LVFVDs

2) the contributions in cash

3) the contributions to be made by the Argentine Government

General Characteristics of the Supply Agreement

“2005 – YEAR OF HOMAGE TO ANTONIO BERNI”

[coat of arms] Ministry of Federal Planning, Public Investments and Services Secretariat of Energy	[seal] COPY [illegible signature and seal] 1193	ANNEX

•	Contract power: 640 constant MW.

•	Price: The price to be paid for each MWh will arise from weighting the capital contributions made (in LVFVDs ($) and/or US$), and Natural Gas, O&M and Other costs, as incurred to generate the contract power. The amounts required to deal with the payment of the LVFVDs (plus applicable interest) that are pending payment at the beginning of the commercial operation of the Plants will be added to these costs.

•	Currency: US$/MWh

•	Effective Term: 10 years

•	Adjustment to the contract price: to be made based on cost of fuel (Natural Gas + Transport)

Basic features of the equipment to be built

According to the provisions set out in Annex I.

Preparation of bidding documentation

The bidding documentation shall include:

•	The specifications.

•	The Electric Power Supply Agreement.

•	The General Aspects of the Gas Supply Agreement

•	The preparation of the Trust.

•	The preparation of the Guarantees.

•	The draft Decree ratifying the executed agreements, guarantees, and tax exemptions.

The documentation will be prepared by the Advisory Group.

Generating Companies

The successful tenderer/s will create two Generating Companies whose functions will be:

•	Manage the purchase of the plants, including the preparation of bidding documentation, and organize the bidding process.

•	Perform the operation and maintenance of the units during the term of the supply agreement.

•	Receive the units once the effective term of the agreement has expired.

Advisory Group

Pursuant to the terms set forth in the FINAL AGREEMENT FOR THE MANAGEMENT AND OPERATION OF PROJECTS FOR THE RECONVERSION OF THE MEM UNDER THE SCOPE OF RESOLUTION 1427/2004 ISSUED BY THE SECRETARIAT OF ENERGY.

Procurement, Installation and Commercial Authorization to Operate of the Generation Equipment to be Installed

The Generating Companies shall be responsible for the procurement, installation and commercial authorization of the Plants to be built. These activities will be monitored by the Secretariat through the Advisory Group.

“2005 – YEAR OF HOMAGE TO ANTONIO BERNI”

[coat of arms] Ministry of Federal Planning, Public Investments and Services Secretariat of Energy	[seal] COPY [illegible signature and seal] 1193	ANNEX

Financial Management

For the purposes of the financial management, two TRUSTS shall be created, as advisable.

The Trustee will be a banking institution authorized by the Central Bank of the Republic of Argentina (BCRA, for its acronym in Spanish) or a company authorized by the Argentine Securities Commission (CNV, for its acronym in Spanish) (Financial Trusts Register).

The beneficiaries will be the holders of the LVFVDs and/or cash funds contributed through the bidding process.

Payment of LVFVDs

The successful tenderer shall pay the debt acquired from financial investors of the Plants and payments to creditors with LVFVD who may or may not have executed the Deed of Adherence for the Wholesale Electricity Market Reconversion according to the provisions of Section 4 of the Agreement.

Transfer of assets

At the expiration of the effective term of the Supply Agreement, the share ownership of each of the plants will be transferred, free of charge, to the Generating Companies.